UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

Tarsus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15440 Laguna Canyon Road, Suite 160 Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 409-9820

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Global Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On July 31, 2023, Tarsus Pharmaceuticals, Inc. (the “Company”) announced the commencement of a proposed underwritten public offering of its common stock pursuant to an effective registration statement on Form S-3 filed with the SEC on November 1, 2021 and declared effective by the Securities and Exchange Commission on November 5, 2021 (the “Registration Statement”).

In connection with the proposed public offering, the Company terminated the prospectus (the “ATM Prospectus”) filed with the Registration Statement and related to the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable pursuant to the terms of the Open Market Sale AgreementSM, dated November 1, 2021 (the “Sales Agreement”), by and between the Company and Jefferies LLC. The Company did not make any sales of Common Stock pursuant to the ATM Prospectus. Further, the Company will not make any sales of its Common Stock pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tarsus Pharmaceuticals, Inc.

DATE: July 31, 2023	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer and Chief Strategy Officer